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                                  EXHIBIT 22.1

                         Subsidiaries of the Registrant
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 Subsidiary                                                  Jurisdiction of Incorporation
------------                                                -------------------------------
2-Lane Media, Inc......................................................    California
F3 Acquisition, Inc....................................................    Delaware
Forward Communications, Inc............................................    Texas
FCI Services, Inc......................................................    Texas
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